Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES RECORD 3RD QUARTER

NET INCOME OF $3.6 MILLION

Third Quarter Highlights

•	Net income of $3.6 million for the third quarter of 2017, an increase of 16.2% over the third quarter of 2016
•	Book value per share of $19.79 and tangible book value per share of $18.87 as of September 30, 2017, an increase of $1.07, or 5.7%, and $1.13, or 6.4%, respectively, since December 31, 2016
•	Loan growth of $50.9 million in the third quarter of 2017
•	Deposit growth of $72.4 million, or 7.3%, in the third quarter of 2017

Manitowoc, Wisconsin, October 20, 2017 – County Bancorp, Inc. (NASDAQ: ICBK), the holding company of Investors Community Bank, a commercial bank headquartered in Manitowoc, Wisconsin, reported net income of $3.6 million, or $0.52 diluted earnings per share, for the third quarter of 2017, compared to net income of $3.1 million, or $0.46 diluted earnings per share, for the third quarter of 2016, which represents a 16.2% increase to net income year-over-year.  This represents a return on average assets of 1.11% for the three months ended September 30, 2017, compared to 1.04% for the three months ended September 30, 2016.

“Our third quarter results were positive, with solid loan growth from both the agricultural and commercial banking teams,” stated Timothy J. Schneider, President of County Bancorp, Inc. and CEO of Investors Community Bank.  “Our net income for the quarter was also better than the first two quarters, primarily due to increased non-interest income that was driven by a pickup in secondary market loan sales, as well as a decrease in provision for loan loss expense.”

“Our loan pipeline for both commercial and ag continues to be solid. We remain confident in our ability to continue to develop loan growth in both sectors,” added Schneider. “With regard to credit quality, our non-performing assets as a percent of total assets improved slightly for the quarter. The dairy sector, although improved from last year due to an increase in milk prices, is still feeling some of the effects of lower prices from 2015 and 2016. As always, we are diligently working with our dairy customers through these challenges and closely monitoring credits in the industry. Additionally, we continue to add key talent to our staff in all of our markets to fill open positions. Attracting top level talent has been a significant focus of our organization, and we feel very good about our team.”

Loans and Total Assets

Total assets at September 30, 2017 were $1.4 billion, an increase of $117.3 million, or 9.4%, over total assets as of December 31, 2016, and an increase of $142.8 million, or 11.7%, over total assets as of September 30, 2016.  Total loans were $1.1 billion at September 30, 2017, which represents a $96.1 million, or 9.3%, increase over total loans at December 31, 2016, and a $134.1 million, or 13.5% increase over total loans at September 30, 2016.  We have seen increased loan demand in our market areas; agricultural loans have increased $52.6 million and commercial loans have increased $45.1 million in 2017.

Deposits

Total deposits at September 30, 2017 were $1.1 billion, an increase of $88.6 million, or 9.1%, over total deposits as of December 31, 2016, and an increase of $136.6 million, or 14.7%, over total deposits as of September 30,

2016.  While core deposit generation remains challenging in this ultra-competitive environment, we have been able to supplement our deposit needs with wholesale deposits from our brokered relationships.  Brokered deposits increased $87.6 million, or 45.2%, from $193.6 million at December, 31, 2016 to $281.2 million at September 30, 2017.

Net Interest Income and Margin

As the result of increased wholesale deposits and other borrowings to fund the loan volume, net interest income decreased $0.2 million to $10.0 million for the three months ended September 30, 2017, compared to the three months ended September 30, 2016.  For the nine months ended September 30, 2017, net interest income increased $3.3 million to $28.7 million from $25.4 million for the nine months ended September 30, 2016.

Net interest margin decreased to 3.17% for the three months ended September 30, 2017, compared to 3.57% for the three months ended September 30, 2016.  For the nine months ended September 30, 2017, net interest margin decreased to 3.12%, compared to 3.38% for the nine months ended September 30, 2016.  The decrease in margin is the result of market-driven rate compression on new loans of 0.12% and increased funding costs of 0.14%.

The net interest margin for the three and nine months ended September 30, 2016 was positively impacted by 0.25% and 0.10%, respectively, for the accretion of a fair value discount resulting from the acquisition of The Business Bank, which closed on May 13, 2016.  The accretion adjustment for 2017 is immaterial.

Non-Interest Income and Expense

Non-interest income for the third quarter of 2017 increased $0.1 million to $2.1 million compared to the third quarter of 2016 and decreased $1.0 million to $5.7 million for the nine months ended September 30, 2017.  The year-to-date decrease is primarily due to a $1.3 million decrease in loan servicing rights during the first three quarters of 2017.  The decrease in loan servicing rights resulted from lower volumes of secondary market sales and participations due to changes in Farm Service Agency regulations.

Non-interest expense for the third quarter of 2017 increased $0.2 million to $6.3 million from the third quarter of 2016 primarily as the result of a $0.4 million increase in employee compensation and benefits expense partially offset by a $0.2 million reduction in OREO writedowns from the third quarter of 2016.

Non-interest expense year-over-year has increased from $18.1 million for the nine months ended September 30, 2016 to $18.8 million for the nine months ended September 30, 2017.  The increase is related to a $2.2 million increase in employee compensation and benefits related to a 9.7% increase in headcount since September 30, 2016.  This increase was partially offset by a $0.8 million reduction in information processing expenses and a $0.5 million reduction in OREO writedowns and losses on OREO sales from the same period in 2016.

Asset Quality

Non-performing assets as a percent of total assets continued to improve and decreased to 1.43% at September 30, 2017 from 1.84% at December 31, 2016 and 2.04% at September 30, 2016.

Net charge-offs for the nine months ended September 30, 2017 were $1.3 million which is a decrease of $0.1 million from the nine months ended September 30, 2016.  The net charge-offs for 2017 primarily consisted of one commercial real estate relationship that was fully reserved for in the allowance for loan losses; there is no further exposure to this customer.

Provision for loan losses for the three months ended September 30, 2017 was $33,000 compared to $1.1 million for the three months ended September 30, 2016.  The decreased provision is primarily the result of improved historical charge-off factors and a more stable agricultural economy which offset the 2017 loan growth.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking statements presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in County Bancorp, Inc.’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Timothy J. Schneider

CEO, Investors Community Bank

Phone: (920) 686-5604

Email: tschneider@investorscommunitybank.com

County Bancorp, Inc.

Consolidated Financial Summary (Unaudited)

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(dollars in thousands, except per share data)
Selected Balance Sheet Data:
Total assets	$1,359,325	$1,286,634	$1,251,414	$1,242,670	$1,217,149
Total loans	1,126,601	1,075,668	1,049,009	1,030,486	992,478
Allowance for loan losses	(13,625)	(13,503)	(13,428)	(12,645)	(11,626)
Securities available for sale, at fair value	107,242	115,148	115,431	123,437	124,442
Goodwill	5,038	5,038	5,038	5,038	5,038
Core deposit intangible, net of amortization	1,038	1,165	1,300	1,441	1,590
Deposits	1,066,094	993,663	981,317	977,518	929,448
Shareholders' equity	139,729	136,254	134,074	131,288	128,794
Common equity	131,729	128,254	126,074	123,288	120,794

Stock Price Information:
High - Year-to-date	$35.89	$35.89	$35.89	$26.97	$22.80
Low - Year-to-date	$22.73	$22.73	$24.70	$18.25	$18.25
Market price per common share	$30.05	$24.00	$29.06	$26.97	$20.01
Book value per share	$19.79	$19.31	$19.06	$18.72	$18.49
Tangible book value per share (1)	$18.87	$18.38	$18.10	$17.74	$17.48
Average diluted shares of common stock year-to-date	6,742,648	6,701,578	6,727,502	6,415,204	6,257,002
Common shares outstanding	6,657,601	6,641,159	6,615,232	6,586,335	6,532,776

Non-Performing Assets:
Nonaccrual loans	$12,862	$12,412	$15,263	$20,107	$22,502
Other real estate owned	6,576	6,520	6,597	2,763	2,299
Total non-performing assets	$19,438	$18,932	$21,860	$22,870	$24,801

Restructured loans not on nonaccrual	$8,087	$4,523	$4,446	$4,300	$4,877

Non-performing assets as a % of total assets	1.43%	1.47%	1.75%	1.84%	2.04%
Allowance for loan losses as a % of nonaccrual loans	105.93%	108.79%	87.98%	62.89%	51.67%
Allowance for loan losses as a % of total loans	1.21%	1.26%	1.28%	1.23%	1.17%
Net charge-offs (recoveries) year-to-date	$1,338	$1,428	$(22)	$719	$1,195
Provision for loan loss year-to-date	$2,318	$2,285	$761	$2,959	$2,416

(1)         This is a non-GAAP financial measure.  A reconciliation to GAAP is included below.

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Net interest income	$9,961	$10,176	$28,716	$25,417
Provision for loan losses	33	1,134	2,318	2,416
Net interest income after provision for loan losses	9,928	9,042	26,398	23,001
Non-interest income	2,087	2,014	5,659	6,709
Non-interest expense	6,291	6,105	18,827	18,149
Income tax expense	2,120	1,849	4,936	4,338
Net income	$3,604	$3,102	$8,294	$7,223

Return on average assets	1.11%	1.04%	0.87%	0.92%
Return on average shareholders' equity	10.36%	9.63%	8.10%	8.09%
Return on average common shareholders' equity (1)	10.72%	10.00%	8.34%	9.67%
Efficiency ratio (1)	51.83%	48.29%	55.58%	55.83%

Per Common Share Data:
Basic	$0.53	$0.46	$1.21	$1.13
Diluted	$0.52	$0.46	$1.19	$1.12
Dividends declared	$0.06	$0.05	$0.18	$0.15

Non-Interest Income:
Service charges	$350	$288	$1,074	$976
Gain on sale of loans	47	79	96	240
Loan servicing fees	1,469	1,404	4,316	4,017
Loan servicing rights	94	54	(278)	1,020
Income on OREO	20	19	57	33
Other	107	170	394	423
Total	$2,087	$2,014	$5,659	$6,709

Non-Interest Expense:
Employee compensation and benefits	$3,845	$3,461	$11,735	$9,554
Occupancy	162	157	519	364
Information processing	450	288	1,209	2,045
Professional fees	414	304	1,251	1,337
Business development	275	167	731	452
FDIC assessment	99	163	287	424
OREO expenses	50	60	157	153
Writedown of OREO	8	250	85	334
Net loss (gain) on OREO	39	(32)	(363)	(121)
Depreciation and amortization	323	419	988	707
Other	626	868	2,228	2,900
Total	$6,291	$6,105	$18,827	$18,149

(1)   This is a non-GAAP financial measure.  A reconciliation to GAAP is included below.

Non-GAAP Financial Measures:

		For the Three Months Ended		For the Nine Months Ended
		September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
		(dollars in thousands)
Return on average common shareholders' equity reconciliation:
Return on average shareholders' equity		10.36%	9.63%	8.10%	8.09%
Effect of excluding average preferred shareholders' equity		0.36%	0.37%	0.24%	1.58%
Return on average common shareholders' equity		10.72%	10.00%	8.34%	9.67%

Efficiency ratio GAAP to non-GAAP reconciliation:
Non-interest expense		$6,291	$6,105	$18,827	$18,149
Less: net gain (loss) on sales and write- downs of OREO		(47)	(218)	278	(213)
Adjusted non-interest expense (non-GAAP)		$6,244	$5,887	$19,105	$17,936

Net interest income		$9,961	$10,176	$28,716	$25,417
Non-interest income		2,087	2,014	5,659	6,709
Operating revenue		$12,048	$12,190	$34,375	$32,126
Efficiency ratio		51.83%	48.29%	55.58%	55.83%

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(dollars in thousands, except per share data)
Tangible book value per share reconciliation:
Common equity	$131,729	$128,254	$126,074	$123,288	$120,794
Less: Goodwill	5,038	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	1,038	1,165	1,300	1,441	1,590
Tangible common equity (non-GAAP)	$125,653	$122,051	$119,736	$116,809	$114,166
Common shares outstanding	6,657,601	6,641,159	6,615,232	6,586,335	6,532,776
Tangible book value per share	$18.87	$18.38	$18.10	$17.74	$17.48

	For the Three Months Ended
	September 30, 2017			September 30, 2016
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$111,306	$543	1.95%	$126,319	$510	1.61%
Loans (2)	1,104,259	13,070	4.73%	993,156	12,245	4.93%
Interest bearing deposits due from other banks	41,187	102	0.99%	21,480	48	0.89%
Total interest-earning assets	$1,256,752	$13,715	4.37%	$1,140,955	$12,803	4.49%

Allowance for loan losses	(13,517)			(11,499)
Other assets	59,186			63,588
Total assets	$1,302,421			$1,193,044

Liabilities
Savings, NOW, money market, interest checking	$224,819	387	0.69%	$245,001	333	0.54%
Time deposits	679,324	2,721	1.60%	565,899	1,767	1.25%
Total interest-bearing deposits	$904,143	$3,108	1.38%	$810,900	$2,100	1.04%
Other borrowings	1,384	20	5.82%	2,287	35	6.12%
FHLB advances	136,561	491	1.44%	133,815	373	1.11%
Junior subordinated debentures	15,506	135	3.48%	15,407	119	3.09%
Total interest-bearing liabilities	$1,057,594	$3,754	1.42%	$962,409	$2,627	1.09%

Non-interest-bearing deposits	96,717			93,758
Other liabilities	8,995			8,041
Total liabilities	$1,163,306			$1,064,208

Shareholders' equity	139,115			128,836
Total liabilities and equity	$1,302,421			$1,193,044

Net interest income		$9,961			$10,176
Interest rate spread (3)			2.95%			3.40%
Net interest margin (4)			3.17%			3.57%
Ratio of interest-earning assets to interest- bearing liabilities	1.19			1.19

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Nine Months Ended
	September 30, 2017			September 30, 2016
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$114,528	$1,608	1.87%	$104,021	$1,304	1.67%
Loans (2)	1,070,840	36,952	4.60%	879,471	31,180	4.73%
Interest bearing deposits due from other banks	40,800	243	0.80%	18,664	137	0.98%
Total interest-earning assets	$1,226,168	$38,803	4.22%	$1,002,156	$32,621	4.34%

Allowance for loan losses	(13,575)			(11,203)
Other assets	54,906			54,853
Total assets	$1,267,499			$1,045,806

Liabilities
Savings, NOW, money market, interest checking	$239,365	1,113	0.62%	$198,428	774	0.52%
Time deposits	644,472	7,238	1.50%	511,452	5,133	1.34%
Total interest-bearing deposits	$883,837	$8,351	1.26%	$709,880	$5,907	1.11%
Other borrowings	1,618	71	5.84%	3,094	128	5.52%
FHLB advances	128,093	1,285	1.34%	107,538	915	1.13%
Junior subordinated debentures	15,482	380	3.27%	13,917	254	2.43%
Total interest-bearing liabilities	$1,029,030	$10,087	1.30%	$834,429	$7,204	1.15%

Non-interest-bearing deposits	93,323			81,480
Other liabilities	8,665			7,995
Total liabilities	$1,131,018			$923,904

SBLF preferred stock (3)	-			2,912
Shareholders' equity	136,481			118,990
Total liabilities and equity	$1,267,499			$1,045,806

Net interest income		$28,716			$25,417
Interest rate spread (4)			2.92%			3.19%
Net interest margin (5)			3.12%			3.38%
Ratio of interest-earning assets to interest- bearing liabilities	1.19			1.20

(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)

The SBLF preferred stock refers to our Noncumulative Perpetual Preferred Stock, Series C, issued to the U.S. Treasury through the U.S. Treasury’s Small Business Lending Fund program.  This stock was redeemed on February 23, 2016.

(4)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.